EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Conexant Systems, Inc. on Form S-8 (Nos. 333-68755, 333-69385, 333-84187, 333-91347, 333-92437, 333-32448, 333-37918, 333-39184, 333-42498, 333-42772, 333-42728, 333-48224, 333-48262, 333-44094, 333-54646, 333-54672, 333-68724, 333-70420, 333-73142, 333-73858, 333-86838, 333-86868, 333-97539, 333-111211, 333-113395, 333-113399, 333-113595, 333-113596 and 333-115983) and in the Registration Statements of Conexant Systems, Inc. on Form S-3 (Nos. 333-70085, 333-88038, 333-115990 and 333-118559) of our report dated November 2, 2004, except for Note 18 as to which the date is December 8, 2004 (which report expresses an unqualified opinion and includes explanatory paragraphs referring to a restatement to report the June 27, 2003 spin-off of the Mindspeed Technologies business as discontinued operations and a change in method of accounting for goodwill and intangible assets in fiscal 2003), appearing in this Annual Report on Form 10-K of Conexant Systems, Inc.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
December 8, 2004